SEVERANCE AGREEMENT

TD SYNNEX Corporation, a Delaware corporation located at 16202 Bay Vista Drive, Clearwater, FL 33760, and its affiliates, subsidiaries, divisions, successors and assigns and the employees, officers, directors and agents thereof (collectively referred to throughout this Severance Agreement as "Employer"), and Simon Leung (the “Employee”) agree that it is in the mutual best interest of both parties to reach mutual agreement related to the Employee’s termination of employment.

1.    Last Day of Employment. Employee’s last day of employment with Employer is September 1, 2025 (the “Separation Date”).

2.    Consideration. In consideration for Employee signing and not revoking acceptance of this Severance Agreement and complying with the promises made herein, Employer agrees to provide:

a.    Salary Continuation: Salary continuation benefits for twenty-four months following the Separation Date; and
b.    Lump sum payment: A lump sum payment of $5,000 as described in the letter dated August 15, 2025.

c.    Equity Acceleration: Acceleration of your outstanding equity grants as described in the letter dated August 15, 2025 upon approval of the Compensation Committee of the Employer’s Board of Directors.

Employee agrees to pay federal or state taxes, if any, which are required by law to be paid with respect to the amounts paid or to be paid pursuant to it. Employee further agrees to indemnity and hold Employer harmless from any claims, demands, deficiencies, levies, assessments, executions, judgments or recoveries by any governmental entity against Employer for any amounts claimed due on account of this Agreement or pursuant to claims made under any federal or state tax laws, and any costs, expenses or damages sustained by Employer by reason of any such claims, including any amounts paid by Employer as taxes, attorney's fees, deficiencies, and levies, assessments, fines, penalties, interest or otherwise.

3.    No Consideration Absent Execution of this Severance Agreement. Employee understands and agrees that Employee would not receive any salary continuation benefits, lump sum payment, equity grant acceleration or outplacement services except for Employee’s execution of this Severance Agreement and the fulfillment of the promises contained herein. The Employer reserves the right to discontinue salary continuation payments if Employee violates any of the terms of this Severance Agreement. Employee acknowledges that any payments received under this Severance Agreement prior to discontinuance for violation are sufficient consideration for this Severance Agreement and this Severance Agreement will remain in full force and effect. Employee further acknowledges that the monies and/or benefits specified in Section 2 constitute adequate legal consideration for the promises and representations made by Employee in this Agreement, and that except as expressly set forth above, after Employee’s last day of employment, Employee will be entitled to no other or further wages, bonuses, remuneration, or benefits from Employer. Employee further acknowledges receiving payment for all necessary expenditures or losses incurred by the
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Employee in direct consequence of the discharge of the Employee’s duties, or of Employee’s obedience to the directions of the Employer.

4.    Confidential Information and Competition.

a.    Confidential Information. Employee acknowledges that Employer’s Confidential Information is the exclusive property of Employer, is material and confidential, and greatly affects the effective and successful conduct of the business of Employer. Employee agrees to use Employer’s Confidential Information only for the benefit of Employer and shall not at any time, directly or indirectly, either during Employee’s employment with Employer or afterward, divulge, reveal or communicate Employer’s Confidential Information to any person, firm, corporation or entity whatsoever, or use Employer’s Confidential Information for Employee’s own benefit or for the benefit of others.

b.    Definition. As used in this Severance Agreement, the term “Confidential Information” means any and all information, including, but not limited to, information or ideas conceived or developed by Employee, applicable to or in any way related to (i) the present or future business of Employer, (ii) research and development related to Employer’s business, (iii) the business of any customer or vendor of Employer, (iv) trade secrets, (v) processes, formulas, data, program documentation, algorithms, source codes, object codes, know-how, improvements, inventions, and techniques, (vi) all plans or strategies for marketing, development and pricing, and (vii) all information concerning existing or potential customers or vendors, and all similar information disclosed to Employer by other persons and any information in documents or computers that Employer designates as confidential by notation therein or thereon. The definition of “Confidential Information” for purposes of this Severance Agreement does not include information that is generally available to and known by the public, provided that such disclosure to the public is through no fault of the Employee or person(s) acting on the Employee's behalf.

c.    Non-Compete. As a condition to Employer’s obligations under this Severance Agreement, Employee agrees that for a period of twenty-four months (24) months following the effective date of separation of employment from Employer, within the United States of America (and each incorporated and unincorporated area thereof), Employee will not own, manage, operate, control, be employed by, act as an agent for, participate in or be connected in any manner with the ownership, management, operation or control of any wholesale distribution of IT services and products business which is engaged in business that is competitive to Employer’s business, including but not limited to the companies listed on Exhibit A. Nothing contained in this paragraph shall be interpreted to prohibit Employee from owning stock in publicly traded corporations that may compete with Employer provided such stock ownership does not represent a majority or controlling interest in such corporations.

d.    Non-Solicitation. Employee also agrees that for a period of one (1) year following the effective date of separation, Employee will not: (i) directly or indirectly, hire or participate in the hiring of any employee of Employer or its subsidiaries; (ii) solicit or induce, or attempt to solicit or induce, any employee of Employer or its subsidiaries to leave Employer for any reason; and (iii) solicit or induce, or attempt to solicit or induce any customer of or vendor to Employer or its subsidiaries to stop doing business with or move some or all of such customer or vendor business to a person or entity other than Employer and its subsidiaries. Employee acknowledges that irreparable harm will be suffered by
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Employer in the event of the breach or potential breach by Employee of any of Employee’s obligations under this Severance Agreement.

e.    Injunction and Attorney’s Fees. Employee agrees that temporary and permanent injunctions are appropriate remedies for a breach or threatened breach of this paragraph 4. These remedies shall be in addition to and not in limitation of any other rights or remedies to which Employer is or may be entitled at law or in equity.

f.    Modification of Restrictions. Employee has carefully read and considered subparagraphs 4.a., b., c., d. and e. and agrees that they are fair, reasonable and reasonably required to protect Employer’s legitimate business interests.

5.    Revocation. Employee has the right to revoke this Severance Agreement for a period of seven (7) days following the day Employee executes this Severance Agreement. Any revocation within this period must be submitted, in writing, to Alim Dhanji and state, “I hereby revoke my acceptance of our Severance Agreement”. The revocation must be personally delivered or mailed to Alim Dhanji and postmarked within seven (7) days after Employee signs this Severance Agreement (“Revocation Period”). If the last day of the Revocation Period is a Saturday, Sunday, or legal holiday in Florida, then the Revocation Period shall not expire until the next following day that is not a Saturday, Sunday, or legal holiday.

This Agreement shall not become effective until the eighth (8th) day after Employee executes this Agreement (“Effective Date”) and returns it. No payments shall be made to Employee under this Agreement before the Effective Date. If Employee timely revokes the Agreement, no payments shall be made under this Agreement.

6.    General Release of Claim. Employee knowingly and voluntarily releases and forever discharges Employer, its parent corporation, affiliates, subsidiaries, divisions, predecessors, insurers, successors and assigns, and their current and former employees, attorneys, officers, directors and agents thereof, both individually and in their business capacities, and their employee benefit plans and programs and their administrators and fiduciaries (collectively referred to throughout the remainder of this Agreement as “Releasees”), of and from any and all claims, known and unknown, that Employee and/or Employee’s heirs, executors, administrators, successors, and assigns (referred to collectively throughout this Severance Agreement as "Employee") have or may have as of the date of execution of this Severance Agreement, including, but not limited to, any alleged violation of:

▪Title VII of the Civil Rights Act of 1964;
▪The Civil Rights Act of 1991;
▪Sections 1981 through 1988 of Title 42 of the United States Code;
▪The Employee Retirement Income Security Act of 1974 (ERISA), as amended (except for any vested benefits under any tax qualified benefit plan);
▪The Immigration Reform and Control Act;
▪The Americans with Disabilities Act of 1990;
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▪The Workers Adjustment and Retraining Notification Act;
▪The Family and Medical Leave Act of 1993 (FMLA), as amended;
▪The Fair Credit Reporting Act;
▪The Fair Labor Standards Act of 1938 (FLSA), as amended;
▪The Occupational Safety and Health Act of 1970 (OSHA), as amended;
▪The Equal Pay Act of 1963;
▪The Lilly Ledbetter Fair Pay Act;
▪The National Labor Relations Act (NLRA), as amended;
▪The Uniformed Services Employment and Reemployment Rights Act (USERRA);
▪The Employee Polygraph Protection Act;
▪The Genetic Information and Nondiscrimination Act (GINA);
▪The Age Discrimination in Employment Act of 1967 and the Older Worker Benefit Protection Act;
▪The Pregnancy Discrimination Act of 1978;
▪any other applicable federal, state or local law, rule, regulation, or ordinance;
▪any public policy, contract, tort, or common law; or
▪any basis for recovering costs, fees, or other expenses including attorneys' fees incurred in these matters.
As part of the Severance Agreement, Employee specifically waives any present and future claim to reinstatement or employment with Employer at any time in the future. In addition, Employee specifically waives any rights of action and administrative and judicial relief which Employee might otherwise have available in the state and federal courts, including all common law claims and claims under federal and state constitutions, statutes and regulations and federal executive orders and county and municipal ordinances and regulations. Employee promises never to file a lawsuit asserting any claims that are released by this Agreement. Notwithstanding the foregoing provisions, nothing in this Agreement prohibits Employee from bringing an administrative charge or reporting possible violations of federal, state, or local law or regulation to any governmental agency or entity, including but not limited to the Equal Employment Opportunity Commission, the National Labor Relations Board, the Department of Justice, the Department of Labor, the Securities and Exchange Commission, the Congress, and any agency Inspector General, or making other disclosures that are protected under the whistleblower provisions of federal, state, or local law or regulation, or from exercising rights under Section 7 of the National Labor Relations Act to engage in joint activity with other employees. Employee does not need the prior authorization of the Employer or its legal counsel to make any such reports or disclosures and Employee is not required to notify the Employer that Employee has made such reports or disclosures. If Employee files a charge with the Equal Employment Opportunity Commission or other similar federal, state, or local government agency, or if one is filed on Employee’s behalf, Employee forever waives and relinquishes Employee’s right to recover damages resulting from any such charge. Employee does not release any claims that by law cannot be released.

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Additionally, Employee acknowledges that nothing in this Agreement shall be construed to prohibit Employee from filing or disclosing any facts necessary to receive unemployment insurance, Medicaid, or other public benefits.

Employee acknowledges that Employee may discover facts or law different from, or in addition to, the facts or law that Employee knows or believes to be true with respect to the claims released in this Agreement and agrees, nonetheless, that this Agreement and the release contained in it shall be and remain effective in all respects notwithstanding such different or additional facts or the discovery of them.

7.    Acknowledgements and Affirmations. Employee affirms that Employee has not filed, caused to be filed, or presently is a party to any claim against Employer.

Employee also affirms that Employee has reported all hours worked as of the date Employee signs this Agreement and has been paid and/or has received all compensation, wages, bonuses, commissions, expense reimbursements, and/or benefits normally paid as of this date and all other compensation due will be paid per the applicable compensation plan. Employee affirms that Employee has been granted any leave to which Employee was entitled under the Family and Medical Leave Act or related state or local leave or disability accommodation laws and has not been subjected to retaliation for taking such leave.

Employee further affirms that Employee has not suffered any work injuries or occupational diseases for which a claim has not already been filed.

Employee also affirms that Employee has not divulged any proprietary or confidential information of Employer.

Employee further affirms that Employee has not been retaliated against for reporting any allegations of wrongdoing by Employer or its officers, including any allegations of corporate fraud. Both Parties acknowledge that this Agreement does not limit either party’s right, where applicable, to file or participate in an investigative proceeding of any federal, state or local governmental agency. To the extent permitted by law, Employee agrees that if such an administrative claim is made, Employee shall not be entitled to recover any individual monetary relief or other individual remedies.

Employee further affirms that Employee is not aware of any factual or legal basis for any legitimate claim that Employer is in violation of any international, federal, state, or local law, rule, regulation, or Employer policy.

Employee further acknowledges and agrees that any corporate card of a financial institution issued to Employee (“Corporate Card”) will be canceled upon Employee’s termination and any outstanding balances will be deducted from Employee's final paycheck and/or separation paycheck(s) and paid directly to the issuing financial institution to the extent permitted under applicable law. Employee hereby authorizes the Company to make such deductions from his/ her final paycheck or separation paycheck(s) and to make payments to the issuing financial institution as described above, in accordance with applicable federal and state law.

8.    Governing Law and Interpretation. This Severance Agreement shall be governed and conformed in accordance with the laws of the State of Florida without regard to its conflict of laws
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provision. In the event of a breach of any provision of this Severance Agreement, either party may institute an action specifically to enforce any term or terms of this Severance Agreement and/or to seek any damages for breach. Should any provision of this Severance Agreement be declared illegal or unenforceable by any court of competent jurisdiction and cannot be modified to be enforceable, such provision shall immediately become null and void, leaving the remainder of this Severance Agreement in full force and effect.

9.    No Admission of Wrongdoing. The Parties agree that neither this Severance Agreement nor the furnishing of the consideration for this Severance Agreement shall be deemed or construed at any time for any purpose as an admission by releases of wrongdoing or evidence of any liability or unlawful conduct of any kind.

10.    Amendment. This Severance Agreement may not be modified, altered or changed except upon express written consent of both parties wherein specific reference is made to this Severance Agreement.

11.    Entire Agreement. This Severance Agreement sets forth the entire agreement between the parties hereto, and fully supersedes any prior agreements or understandings between the parties except for the Applicant’s Agreement and Employee’s confidentiality obligation therein, signed at hiring, which is incorporated herein by reference. Notwithstanding the foregoing, nothing in this Agreement prevents the Employee from discussing or disclosing information about unlawful acts in the workplace, such as harassment or discrimination or any other conduct that the Employee has reason to believe is unlawful. Employee acknowledges that Employee has not relied on any representations, promises, or agreements of any kind made to Employee in connection with Employee’s decision to accept this Severance Agreement, except for those set forth in this Severance Agreement.

12.    Counterparts. This Agreement may be executed in counterparts and by facsimile or email, and each counterpart and facsimile or email shall have the same force and effect as an original and shall constitute an effective, binding agreement on the part of each of the undersigned.

13.    Headings and Captions. The headings and captions used in this Agreement are for convenience of reference only, and shall in no way define, limit, expand or otherwise affect the meaning or construction of any provision of this Agreement.

14.    Section 409A. This Agreement is intended to comply with Section 409A of the Internal Revenue Code of 1986, as amended (“Section 409A”) or an exemption thereunder and shall be construed and administered in accordance with Section 409A. Notwithstanding any other provision of this Agreement, payments provided under this Agreement may only be made upon an event and in a manner that complies with Section 409A or an applicable exemption, including any payments deemed to be subject to 409A and paid to a “specified employee” as that term is defined under Section 409A. Any payments under this Agreement that may be excluded from Section 409A either as separation pay due to an involuntary separation from service or as a short-term deferral shall be excluded from Section 409A to the maximum extent possible. For purposes of Section 409A, each installment payment provided under this Agreement shall be treated as a separate payment. Any payments to be made under this Agreement upon a termination of employment shall only be made if such termination of employment constitutes a "separation from service" under Section 409A. Notwithstanding the foregoing, the Employer makes no representations
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that the payments and benefits provided under this Agreement comply with Section 409A and in no event shall the Employer be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by the Executive on account of non-compliance with Section 409A.

15.    CONSIDERATION AND ACCEPTANCE OF AGREEMENT. EMPLOYEE EXPRESSLY ACKNOWLEDGES THAT EMPLOYEE HAS READ THE ENTIRE AGREEMENT AND SPECIFICALLY ACKNOWLEDGES THE FOLLOWING:
a.EMPLOYEE UNDERSTANDS THE LANGUAGE OF THE AGREEMENT, AND ANY QUESTIONS EMPLOYEE MAY HAVE HAD DURING EMPLOYEE’S REVIEW OF THE AGREEMENT WERE EXPLAINED TO EMPLOYEE’S SATISFACTION AND UNDERSTANDING.
b.EMPLOYEE UNDERSTANDS THAT THE WAIVER AND RELEASE SPECIFICALLY INCLUDES A WAIVER OF EMPLOYEE’S RIGHTS AND CLAIMS ARISING UNDER THE AGE DISCRIMINATION IN EMPLOYMENT ACT (ADEA).
c.EMPLOYEE UNDERSTANDS THAT EMPLOYEE IS NOT WAIVING ANY RIGHTS OR CLAIMS THAT MAY ARISE AFTER THE DATE THE AGREEMENT IS EXECUTED.
d.EMPLOYEE IS ADVISED THAT EMPLOYEE HAS A REASONABLE TIME PERIOD UP TO TWENTY-ONE (21) CALENDAR DAYS TO CONSIDER THIS AGREEMENT AND GENERAL RELEASE. IF EMPLOYEE SIGNS AND RETURNS THIS AGREEMENT BEFORE THE END OF THIS PERIOD, IT IS BECAUSE EMPLOYEE FREELY CHOSE TO DO SO AFTER CONSIDERING ITS TERMS. EMPLOYEE AGREES THAT ANY MODIFICATIONS, MATERIAL OR OTHERWISE, MADE TO THIS AGREEMENT AND GENERAL RELEASE, DO NOT RESTART OR AFFECT IN ANY MANNER THE ORIGINAL UP TO TWENTY-ONE (21) CALENDAR DAY CONSIDERATION PERIOD.
e.EMPLOYEE ALSO ACKNOWLEDGES THAT IN EXCHANGE FOR SIGNING THIS AGREEMENT EMPLOYEE WILL RECEIVE ADDITIONAL VALUABLE CONSIDERATION IN ADDITION TO THAT TO WHICH EMPLOYEE WOULD OTHERWISE BE ENTITLED AS AN EMPLOYEE OF THE EMPLOYER.
f.EMPLOYEE HAS BEEN ADVISED AND IS AGAIN ADVISED TO CONSULT WITH AN ATTORNEY AND/OR OTHER PROFESSIONAL OF EMPLOYEE’S OWN CHOOSING PRIOR TO EMPLOYEE’S SIGNING OF THIS AGREEMENT AND GENERAL RELEASE, AND EMPLOYEE HAS CONSULTED WITH OR HAD THE OPPORTUNITY TO CONSULT WITH LEGAL COUNSEL AND OTHER PERSONS OF EMPLOYEE’S OWN CHOOSING REGARDING THIS AGREEMENT PRIOR TO SIGNING IT.
g.EMPLOYEE MAY REVOKE THIS SEPARATION AGREEMENT AND GENERAL RELEASE FOR A PERIOD OF SEVEN (7) CALENDAR DAYS FOLLOWING THE DATE EMPLOYEE SIGNS THIS AGREEMENT AND GENERAL RELEASE. ANY
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REVOCATION WITHIN THIS PERIOD MUST BE SUBMITTED, IN WRITING, TO ALIM DHANJI, CHIEF HUMAN RESOURCES OFFICER, AND STATE, "I HEREBY REVOKE MY ACCEPTANCE OF OUR AGREEMENT AND GENERAL RELEASE." THE REVOCATION MUST BE MAILED TO ALIM DHANJI, CHIEF HUMAN RESOURCES OFFICER, TD SYNNEX 16202 BAY VISTA DRIVE, CLEARWATER, FLORIDA 33760, AND POSTMARKED WITHIN SEVEN (7) CALENDAR DAYS AFTER EMPLOYEE SIGNS THIS AGREEMENT AND GENERAL RELEASE.
EMPLOYEE FREELY AND KNOWINGLY, AND AFTER DUE CONSIDERATION, ENTERS INTO THIS SEPARATION AGREEMENT AND GENERAL RELEASE INTENDING TO WAIVE, SETTLE AND RELEASE ALL CLAIMS EMPLOYEE HAS OR MIGHT HAVE AGAINST RELEASEES.
THIS AGREEMENT IS EXECUTED VOLUNTARILY AND WITHOUT DURESS OR UNDUE INFLUENCE ON THE PART OF OR ON BEHALF OF EMPLOYEE, OR OF ANY OTHER PERSON, FIRM, OR OTHER ENTITY.
ALL INITIALED PAGES OF THE SIGNED SEPARATION AGREEMENT AND GENERAL RELEASE SHOULD BE DIRECTED TO ALIM DHANJI, CHIEF HUMAN RESOURCES OFFICER, TD SYNNEX 16202 BAY VISTA DRIVE, CLEARWATER, FLORIDA 33760.

By:     /s/ Simon Leung__________________________
Simon Leung

Date    9/2/2025________________________________

    TD SYNNEX Corporation

By:    /s/ Alim Dhanji_______________________
Alim Dhanji
EVP, Chief Human Resources Officer

Date    9/2/2025_____________________________

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Certain information in this document has been omitted and replaced with “[***]”. Such identified information has been omitted from this document because it is not material and is of the type that the registrant treats as private or confidential.

Exhibit A

[***]

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